EXHIBIT 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov
	Filed in the office of	Document Number
20120252795-05
	Ross Miller	Filing Date and Time 04/10/2012 4:00 PM
	Secretary of State State of Nevada	Entity Number C9542-1999
Certificate of Withdrawal of Certificate of Designation (PURSUANT TO NRS 78.1955(6))

USE BLACK INK ONLY - DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Withdrawal of Certificate of Designation for Nevada Profit Corporations (Pursuant to NRS 78.1955(6))

1. Name of corporation:
FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

UNANIMOUS CONSENT OF DIRECTORS OF
FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
TO TAKE ACTION WITHOUT A MEETING

The undersigned, being all of the directors of First Republic Preferred Capital Corporation (the “Corporation”), a Nevada corporation (the "Board"), hereby adopt and consent to the adoption of the following preambles and resolutions, pursuant to Section 78.315(2) of the Nevada Revised Statutes:

WHEREAS, there are currently no issued and outstanding shares of the Corporation's 10 ½ % Noncumulative Series A Preferred Stock, which series of preferred stock was (see attachment)

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Signature: (required)

X /s/ MICHAEL J. ROFFLER
Signature of Officer
Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Withdrawal of Designation Revised: 3-12-09

UNANIMOUS CONSENT OF DIRECTORS OF
FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
TO TAKE ACTION WITHOUT A MEETING

The undersigned, being all of the directors of First Republic Preferred Capital Corporation (the “Corporation”), a Nevada corporation (the "Board"), hereby adopt and consent to the adoption of the following preambles and resolutions, pursuant to Section 78.315(2) of the Nevada Revised Statutes:

WHEREAS, there are currently no issued and outstanding shares of the Corporation's
10 ½ % Noncumulative Series A Preferred Stock, which series of preferred stock was created by the Corporation upon the filing of a Certificate of Designations with the Nevada Secretary of State on May 27, 1999, as such certificate has been amended from time to time (the "Certificate").

WHEREAS, the Board of Directors has deemed it advisable and in the best interest of the Corporation to withdraw the Certificate.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation withdraw the Certificate; and, it is further,

RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, the officers of the Corporation (the "Officers") be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to certify any more formal or detailed resolutions as such Officers may deem necessary, appropriate or desirable to effectuate the intent of the foregoing resolutions and that such Officers be, and each of them hereby is, authorized and directed to annex such resolutions to this consent, and thereupon such resolutions shall be deemed adopted as and for the resolutions of the Board as if set forth herein at length; and, it is further,

RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, the Officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to make any filings with governmental agencies necessary, appropriate or desirable in order to carry out fully the intent and accomplish the purposes of the foregoing resolutions, and such filings shall be conclusive evidence that the same are authorized hereby; and that any and all such filings heretofore or hereafter made by any such Officer within the terms of these resolutions be, and they hereby are, adopted, affirmed, approved and ratified in all respects as the official filing of the Corporation; and it is further

RESOLVED, that all actions previously taken by any director, officer, employee or agent of the Corporation or the Board in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Corporation; and, it is further,

RESOLVED, that the Officers be, and each of them hereby is, and any officer designated by each of them hereby is, authorized, directed and empowered, in the name and on behalf of the Corporation, to take any action (including, without limitation, the payment of any fees or expenses) and to execute (by manual or facsimile signature) and deliver all such further documents, contracts, letters, agreements, instruments, drafts, receipts or other writings that such Officer or Officers may in their sole discretion deem necessary, appropriate or desirable to carry out, comply with and effectuate the purposes of the foregoing resolutions and the transactions contemplated thereby and that the authority of such Officers to execute and deliver any of such documents and instruments, and to take any such other action, shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

IN WITNESS WHEREOF, the undersigned have executed Unanimous Consent of Directors of First Republic Preferred Capital Corporation.

DATED: April 3, 2012.

/s/ WILLIS H. NEWTON, JR.
Willis H. Newton, Jr.

/s/ JAMES J. BAUMBERGER
James J. Baumberger

/s/ JAMES P. CONN
James P. Conn

/s/ THOMAS A. CUNNINGHAM
Thomas A. Cunningham

/s/ BARRANT V. MERRILL
Barrant V. Merrill

/s/ CHARLES V. MOORE
Charles V. Moore

/s/ LINDA G. MOULDS
Linda G. Moulds

/s/ EDWARD J. DOBRANSKI
Edward J. Dobranski